Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of The AZEK Company Inc. of our report dated December 23, 2019, except for the effects of the unit split described in Note 2, as to which the date is June 8, 2020, relating to the financial statements of CPG Newco LLC, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Chicago, Illinois

September 8, 2020

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